UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 30, 2005 (September 26, 2005)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4034	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     (a) Changes to Base Salaries for Certain Named Executive Officers
     On September 26, 2005 the Compensation Committee of the Board of Directors of Commercial Metals Company (the “Company”) approved increases in the annual base salary for the Company’s Chief Executive Officer and certain other executive officers, including four either named in the executive compensation disclosures in the Company’s proxy statement for the meeting held January 27, 2005, or anticipated, subject to establishment of annual compensation attributable to the Company’s fiscal year ended August 31, 2005, to be named in such disclosure in the Company’s proxy statement for the annual meeting of stockholders to be held January 26, 2006. These changes were made effective with the beginning of the Company’s fiscal year September 1, 2005.
     The annual base salary of Stanley A. Rabin, Chairman, President and Chief Executive Officer was increased from $600,000 to $650,000; Murray R. McClean, Executive Vice President and Chief Operating Officer, was increased from $400,000 to $430,000; Russell B. Rinn, Vice President and CMC Steel Group Chief Operating Officer, was increased from $325,000 to $340,000; and Hanns Zoellner, Vice President and President of the CMC Marketing and Distribution Segment was increased from $360,000 to $375,000. Mr. Zoellner, who resides in and works from the offices of a subsidiary of the Company which is headquartered in Switzerland, is paid in Swiss Francs and his base salary as reported reflects approximate currency exchange values which will fluctuate.
     (b) Non-Employee Director Fees
     On September 27, 2005, the Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee and the Compensation Committee following a review of an analysis by an independent consultant of the competitiveness of the Company’s total annual compensation paid non-employee directors, approved two changes to the compensation payable to non-employee directors.
     The annual cash retainer fee paid to each non-employee director was increased from $40,000 to $50,000 ($12,500 a calendar year quarter), to be effective with the payment for the period beginning October 1, 2005. The annual retainer fee paid the Chairmen of each of the Audit, Compensation and Nominating and Corporate Governance Committees was increased from $5,000 to $7,500, prorated for the period beginning October 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: September 30, 2005	By:	/s/William B. Larson
	Name:	William B. Larson
	Title:	Vice President and Chief Financial Officer